Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 17, 2001, in the Registration Statement (Amendment No. 1 to Form S-11 No. 333-53984) and related Prospectus of Apple Hospitality Two, Inc. for the registration of 20,157,894.7 shares of its common stock and Series A preferred stock.

                                                 /s/ Ernst & Young LLP

Richmond, VA
March 13, 2001